 Exhibit (a)(1)(vii)
INSTRUCTION FORM
TRINET GROUP, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN (THE “PLAN”)
With Respect to the Offer by
TRINET GROUP, INC.
To Purchase for Cash
Pursuant to the Offer to Purchase Dated August 1, 2023
Up to 5,981,308 Shares of its Common Stock At a Purchase Price of $107.00 Per Share
THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON AUGUST 28, 2023, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED (THE “EXPIRATION DATE”).
THIS INSTRUCTION FORM (THE “INSTRUCTION FORM”) SHOULD BE COMPLETED, SIGNED AND SENT PROMPTLY IN ORDER TO PERMIT THE DEPOSITARY, AS DEFINED BELOW, TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE OFFER TO PURCHASE, AS DEFINED BELOW. DESPITE THE EXPIRATION DATE, WE MUST RECEIVE YOUR INSTRUCTIONS NO LATER THAN 4PM, NEW YORK CITY TIME, ON AUGUST 23, 2023, IN ORDER TO BE ABLE TO ACT ON YOUR INSTRUCTIONS (UNLESS THE EXPIRATION DATE IS EXTENDED BY TRINET GROUP, INC. (THE “COMPANY”), IN WHICH CASE WE WOULD NEED TO RECEIVE YOUR INSTRUCTIONS NO LATER THAN 4PM, NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO SUCH EXTENDED EXPIRATION DATE).
The Instruction Form is being provided by Computershare Trust Company, N.A. (the “Depositary”) pursuant to the Plan, for which Charles Schwab & Co., Inc. is the administrator (the “Plan Administrator”). If you have questions or need assistance, you should contact the Plan Administrator at 800-654-2593.
This Instruction Form must be delivered to the Depositary at the address set forth below. Delivery of this Instruction Form to an address other than as set forth below will not constitute a valid delivery to the Depositary. Deliveries to the Company, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Truist Securities, Inc., the Dealer Managers for the tender offer (the “Dealer Managers”), D.F. King & Co., Inc. (the “Information Agent”), the Plan Administrator or to The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Instruction Form should be read carefully, together with the Offer to Purchase dated August 1, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), before this Instruction Form is completed.
The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE
UNDERSIGNED:           SHARES1
ODD LOTS
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
☐   By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.
CONDITIONAL TENDER
A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐   The minimum number of shares that must be purchased, if any are purchased, is:             shares
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:
☐   The tendered shares represent all shares held by the undersigned.
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
As a participant in the Plan, I acknowledge receipt of the Offer to Purchase.
I hereby direct the Depositary to provide instructions to the Plan Administrator to tender or not to tender the Shares allocated to my account under the Plan as indicated above.
I understand that if I sign, date and return this Instruction Form but do not provide the Depositary with direction, the Depositary and, as a result, the Plan Administrator, will treat this action as an instruction by me not to tender the Shares allocated to my account.
SIGNED
By:

Name:

Date:

Daytime Telephone number:

Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

Your instructions may be changed or revoked at any time up until the deadline by delivering a new Instruction Form to the Depositary.
You may return your Instruction Form in the enclosed envelope:
By First Class, Registered or Certified Mail:
COMPUTERSHARE TRUST CO. N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
By Express or Overnight Delivery:
COMPUTERSHARE TRUST CO. N.A.
c/o Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021
NOTE: YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.